Exhibit 10.1

FIFTH LOAN MODIFICATION AGREEMENT
This Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 29, 2017, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 8705 SW Nimbus, Suite 240, Beaverton, Oregon 97008 (“Bank”) and JIVE SOFTWARE, INC., a Delaware corporation, with its principal place of business at 915 SW Stark Street, Suite 400, Portland, Oregon 97205 (“Borrower”).
1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 23, 2012, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of May 23, 2012, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 26, 2013, as amended by a certain Second Loan Modification Agreement dated as of February 18, 2014, and as further amended by a certain Third Loan Modification Agreement dated as of March 31, 2015, and as further amended by a certain Fourth Amendment to Loan and Security Agreement dated as of March 29, 2016 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7(a) thereof:
“(D) ($25,000,000.00) for each of the twelve-month periods ending on the last day of the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016. With respect to any period ending after December 31, 2016, the levels of Modified EBITDA shall be mutually agreed upon by Bank and Borrower (which agreement, with respect to any such levels for a given calendar year, shall be set forth in a written amendment to this Agreement on or before March 31st of such calendar year) based upon, among other factors and information that Bank reasonably requires, Borrower’s annual operating budget, business plan and projections with respect to the applicable period, and Borrower shall provide Bank with copies of such annual operating budgets, business plans and projections when reasonably requested by Bank; and”
and inserting in lieu thereof the following:
“(D) (i) ($25,000,000.00) for each of the twelve-month periods ending on the last day of the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016 and (ii) ($10,000,000.00) for the twelve (12) month periods ending on the last day of the fiscal quarter ending March 31, 2017, and as of the last day of each fiscal quarter thereafter.”

2	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“    “LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Credit Extension to be made, continued as or converted into a LIBOR Credit Extension, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/10,000th of one percent (0.0001%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Credit Extension.”
“    “Prime Rate” is, with respect to any day, the “Prime Rate” as quoted in the Wall Street Journal print edition on such day (or, if such day is not a day on which the Wall Street Journal is published, the immediately preceding day on which the Wall Street Journal was published).”
“    “Unused Revolving Line Margin” is 0.35%, provided that at such times that Borrower maintains an Adjusted Quick Ratio of greater than or equal to 2.75 to 1.00, the Unused Revolving Line Margin shall be 0.30%. Any change in the Unused Revolving Line Margin due to a change in the Adjusted Quick Ratio shall take effect on the first (1st) calendar day of the month following the Bank’s receipt of Borrower’s financial statements for which the Adjusted Quick Ratio was calculated.
and inserting in lieu thereof the following:
“    “LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Credit Extension to be made, continued as or converted into a LIBOR Credit Extension, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/10,000th of one percent (0.0001%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Credit Extension; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”
“    “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).
“    “Unused Revolving Line Margin” is 0.20%.”

3	Effective as of May 23, 2017, the Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:
“    “Revolving Line Maturity Date” is May 23, 2017.”

and inserting in lieu thereof the following:
“    “Revolving Line Maturity Date” is May 22, 2018.”

4	The Loan Agreement shall be amended by deleting the following text from the definition of “Permitted Distributions” appearing in Section 13.1 thereof:
“    (a)    purchases of capital stock from former employees, consultants and directors pursuant to repurchase agreements or other similar agreements in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in any fiscal year, provided that at the time of any such purchase, and after giving effect to any such purchase, no Event of Default has occurred and is continuing;”
and inserting in lieu thereof the following:
“    (a)    purchases of capital stock from former employees, stockholders, consultants and directors pursuant to repurchase agreements or other similar agreements in an aggregate amount not to exceed Fifty Million Dollars ($50,000,000.00) in any twelve (12) month period, provided that at the time of any such purchase, and after giving effect to any such purchase: (i) Borrower is in compliance on a Pro Forma Basis with all covenants in this Agreement, (ii) Borrower maintains at least Fifty Million Dollars ($50,000,000.00) in unrestricted and unencumbered (except for the encumbrance in favor of Bank consisting of the general security interest granted hereunder) cash with Bank and Bank’s Affiliates and/or a third party so long as a Control Agreement satisfactory to Bank has been executed and delivered with respect to any non-Bank account containing such funds both before and after giving effect to such purchase of capital stock, and (iii) no Event of Default has occurred and is continuing;”

5	The Loan Agreement shall be amended by deleting the Compliance Certificate attached as Exhibit D thereto and inserting in lieu thereof the Compliance Certificate attached as Schedule 1 hereto.
4.    FEES AND EXPENSES. Borrower shall pay to Bank a fully-earned, non-refundable Revolving Line commitment fee of Twenty Thousand Dollars ($20,000.00) on the date hereof. Borrower shall also reimburse Bank for all documented reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5.    UPDATED PERFECTION CERTIFICATE. Borrower has delivered an updated Perfection Certificate in connection with this Loan Modification Agreement dated as of the date hereof (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of February 8. 2014. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.
6.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
7.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
9.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
10.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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SCHEDULE 1
EXHIBIT D

COMPLIANCE CERTIFICATE

Date:
TO:    SILICON VALLEY BANK
FROM: JIVE SOFTWARE, INC.
The undersigned authorized officer of JIVE SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):
(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default except as noted below; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, have timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
Attached are the required documents supporting the certification. The undersigned certifies that the attached financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly consolidating financial statements	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Quarterly Compliance Certificate	Contemporaneously with delivery of the 10-Q and 10-K	Yes No
Annual operating budgets and annual financial projections	FYE within 45 days	Yes No

Financial Covenant	Required	Actual	Complies

Maintain as of the last day of each applicable quarter:
Modified EBITDA (measured on a trailing 12 month basis)	As set forth in Section 6.7(a)	$_________	Yes No
Adjusted Quick Ratio	> 2.0 :1.0	___ : ___	Yes No

Performance Pricing/Unused Revolving Line Margin	Required	Actual	Eligible?

Adjusted Quick Ratio (quarterly)	> 2.75:1.0	_____:1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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BORROWER: JIVE SOFTWARE, INC. By: _________________________________________ Name: ______________________________________ Title: _______________________________________
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________

I.        Modified EBITDA (Section 6.7(a)) (tested quarterly)

Required:
Modified EBITDA of at least ($25,000,000.00) for each of the twelve-month periods ending on the last day of the fiscal quarters ending December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016 and (ii) ($10,000,000.00) for the twelve (12) month periods ending on the last day of the fiscal quarter ending March 31, 2017, and as of the last day of each fiscal quarter thereafter.

A.	Net Income	$—
B.	To the extent included in the determination of earnings for such period	$—
	1. Interest Expense	$—
	2. income tax expense	$—
	3. depreciation expense	$—
	4. amortization expense	$—
	5. The sum of lines 1 through 4	$—
C.	Non-recurring expenses or charges that do not represent a cash item in such period or any future period, including stock based compensation and any purchase accounting adjustments	$—
D.	Impairment of goodwill, intangible and tangible assets previously approved by Bank	$—
E.	Other adjustments approved by Bank on a case-by-case basis	$—
F.	Modified EBITDA (line A plus line B.5 plus line C plus line D plus line E)	$—

Is line F equal to or greater than the amount applicable above?

No, not in compliance	Yes, in compliance

II.    Adjusted Quick Ratio (Section 6.7(b) (tested quarterly))

Required:	2.0 to 1.0

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank	$—
B.	Aggregate value of unrestricted and unencumbered cash or Cash Equivalents deposited with or invested through a third party in investments with maturities of fewer than twelve (12) months so long as a Control Agreement satisfactory to Bank has been executed and delivered with respect to such deposits or investments	$—
C.	Aggregate value of the net billed accounts receivable of Borrower	$—
D.	Quick Assets (the sum of lines A through C)	$—
E.	Aggregate value of Loan Obligations to Bank	$—
F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$—
G.	Current Liabilities (the sum of lines E and F)	$—
H.	Current portion of Deferred Revenue	$—
I.	Line G minus line H	$—
J.	Adjusted Quick Ratio (line D divided by line I)	$—

Is line J equal to or greater than the amount applicable above?

No, not in compliance	Yes, in compliance

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

JIVE SOFTWARE, INC.		SILICON VALLEY BANK

By:	/s/ Bryan J. LeBlanc	By:	/s/ Soren Peterson
Name:	Bryan J. LeBlanc	Name:	Soren Peterson
Title:	Chief Financial Officer	Title:	Vice President